Exhibit P(16)

Code of Conduct

Doing What’s Right

Table of Contents

Chairman’s Letter 1	Conducting Business 24-27
Fair competition and anti-trust 24
Doing What’s Right 2	Anti-corruption and improper payments 26
Combating financial crime and money laundering 27
How to report a concern 3
Working with Governments 28-29
Key Principles of our code 4	Your obligations 28
Basic principles 29

What You Should Know about Our Code of Conduct 5-9	Protecting Assets 30-36
Our values 5	Financial integrity 30
Purpose of our Code 6	Additional standards for senior financial professionals 31
Who must follow this Code? 6	Use of company assets 31
Waivers of the Code for executive officers 6	Protecting client and employee records and observing
What is expected of employees? 7	our privacy principles 32
Cooperating with Regulatory Agencies 8	Records management 33
What is expected of managers? 8	Use of computers, systems and corporate information 33
Managing Risk as a Manager 8	Inside or proprietary information 35
Responsibility to ask questions and report concerns 8
What happens when a concern is reported? 9	Supporting our Communities 37-39
Zero tolerance for retaliation 9	Political activities 37
Cooperating with an investigation 9	Investor and media relations 38
Charitable contributions and corporate sponsorship 39
Respecting Others 10-13	Participating in trade associations, conferences and
Mutual respect and professional treatment 10	speaking engagements 39
Harassment-free environment 12
Safety and security 13	Additional Help 40-41
Managers’ responsibilities 13

Avoiding Conflicts 14-23
Overview 14
Gifts and entertainment 15
Outside employment and business dealings 18
Outside service as a director, officer, general partner, political appointment or elected position 20
Ownership of an outside business 21
Fiduciary appointments 21
Personal investment decisions 21
Dealing with family and close personal friends 22
Corporate opportunities 23

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource.

Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.

Dear Colleague:

Trust is everything in our business. Our clients and other market participants expect us to conduct business with the highest ethical standards — no exceptions.

Fortunately, our Doing’s What Right program can help you to manage compliance and ethics issues that might arise in the workplace. It’s a simple three-step process that everyone can use to help them make the right call when difficult issues and questions come up.

But, there is one part of the process that still requires a bit more effort and knowledge and that is before any of us can do what’s right, we all have to know what’s right. It can be difficult to understand all the laws and regulations we must comply with and the company policies and procedures we must adhere to.

That’s why we have updated the Code of Conduct to make it easier to read and understand. We have put in everyday language the basics you need to know as you go about your daily work. While it’s not an exhaustive document, the revised Code will certainly give you a clearer understanding of the fundamental concepts that apply across our businesses.

This revised Code will also help you in another important way. Often, the best indication any of us have that something is wrong is our own instinct. If something feels wrong, it may well be. Speak up. Ask questions. Get more information until you are satisfied. The revised Code can help you determine if something is really wrong and if further action is appropriate, such as speaking to your manager, your manager’s manager or someone in Legal, Audit, Compliance, Human Resources, or our Ethics Hot Line or Help Line.

A final, but critical, point — BNY Mellon has zero tolerance for retaliation against anyone who reports a concern or misconduct in good faith, and with the reasonable belief that the information is true. No one has the authority to justify an act of retaliation, and any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal. I want you to never be afraid or reluctant to speak up when appropriate.

So, please take the time to review the Code of Conduct. It’s one of the most important ways to ensure that you’re always Doing What’s Right.

Gerald L. Hassell

Chairman, President and Chief Executive Officer

Doing What’s Right

At BNY Mellon, “Doing What’s Right” means

•	Contributing to an ethical culture is expected and valued,

•	Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards,

•	Fostering honest, fair and open communication,

•	Demonstrating respect for our clients, communities and one another,

•	Being accountable for your own and team actions, and

•	Being willing to take a stand to correct or prevent any improper activity or business mistake.

How to Do What’s Right

•	Put company values, policies and procedures into action,

•	Know the laws and regulations affecting your job duties and follow them,

•	Take responsibility for talking to someone if you see a problem, and

•	Ask questions if you are unsure of the right thing to do.

When you are uncertain, ask yourself these questions

•	Could the action affect the company’s reputation?

•	Would it look bad if reported in the media?

•	Am I uncomfortable taking part in this action or knowing about it?

•	Is there any question of illegality?

•	Will the action be questionable with the passage of time?

If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Office before doing anything further. Don’t stop asking until you get the help you need.

It’s your obligation to Do What’s Right.

How to report a concern:

Usually, the best place to start is by talking to your manager. If this makes you uncomfortable, then consider the options below.

Ethics Help Line	Ethics Help Line (operated by members of the company’s Ethics Office)

• United States and Canada: 1-888-635-5662

• Europe: 00-800-710-63562

• Brazil: 0800-891-3813

• Australia: 0011-800-710-63562

• Asia: appropriate international access code +800-710-63562 (except Japan)

• Japan: appropriate international access code +800-710-6356

• All other locations: call collect to 412-236-7519

Please note that your phone call can be anonymous.

E-mail: ethics@bnymellon.com (To remain anonymous, please use the telephone help line for reporting your concern.)

Ethics Hot Line	Ethics Hot Line (operated by EthicsPoint, an independent hotline administrator)

•   United States and Canada: 1- 866-294-4696

•   Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696 AT&T Direct Access Numbers by Country/Carrier

•   United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; NTL 0-800-013-0011

•   India: 000-117

•   Brazil: 0-800-890-0288

•   Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288

•   Japan: Softbank Telecom 00 663-5111; KDDI 00 539-111

•   Australia: Telstra 1-800-881-011; Optus 1-800-551-155

•   Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266

•   Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

Web Report: http://www.ethicspoint.com (hosted on EthicsPoint’s secure servers and is not part of the company’s web site or intranet).

Please note that all contacts to EthicsPoint can be anonymous.

Incident Reporting	Incident Reporting

If your concern involves potential criminal or unusual client activity, you must file an

Incident Report within 72 hours. In the US, you can file an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance officer for assistance in following country-specific guidelines.

Director’s Mailbox	Director’s Mailbox

If your concern involves questionable accounting or auditing matters, you may also report your concern to the Presiding Director of the Board (who is independent of management). You can contact the Presiding Director by sending an e-mail to non-managementdirector@bnymellon.com or by postal mail addressed to:

BNY Mellon Corporation

Church Street Station

PO Box 2164

New York, New York 10008-2164 USA

Attention: Non-Management Director

Please note the postal mail option can be anonymous.

Key Principles of Our Code

Respecting others

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

Avoiding conflicts

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

Conducting business

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

Working with governments

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

Protecting assets

We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

Supporting our communities

We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large.

What you should know about our Code of Conduct

Our Values

Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.

•	Client Focus: Being our clients’ “partner of choice” by delivering the world’s best client service

•	Trust: Acting with the highest standards of integrity and openness to ensure the trust of those we serve

•	Teamwork: Fostering diversity and collaboration, and empowering employees to deliver our very best

•	Outperformance: Consistently exceeding the expectations of our clients, communities, shareholders and each other

What our values do:

•	Explain what we stand for and our shared culture

•	Span geographies and lines of business

•	Represent the promises made to our clients, communities, shareholders and each other

•	Are critical to our success

At the foundation of our Code of Conduct are our Values – Client Focus, Trust, Teamwork and Outperformance.

Our values underscore our commitment to be a client-focused, trusted financial institution driven by an empowered global team dedicated to outperforming in every market we serve.

Compliance with the letter and the spirit of our Code of Conduct, laws and regulations, policies and procedures is not optional. It’s how we do business: it’s the embodiment of Doing What’s Right.

Purpose of our Code

Today’s global marketplace is filled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest standards of legal and ethical integrity.

The Code of Conduct is the foundation of our commitment to Doing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment, and seek advice when you’re unsure of the proper response to a particular situation.

The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage.

Who must follow this Code?

All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the company must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code.

Waivers of the Code for Executive Officers

Waivers of the Code are not permitted for any executive officer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of BNY Mellon will be notified as appropriate.

Q & A

Q: I work outside of the US. Do US laws apply to me?

A: BNY Mellon does business all over the world, which means that you may be subject to laws of countries other than the one in which you live. You must follow those laws that apply to your business duties, wherever you work. BNY Mellon is the parent of our operating companies and is incorporated in the US, so US laws may apply to certain business activities even if they are conducted outside of the US. The reverse may also be true — other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

What is expected of employees?

You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and procedures, and certain countries may have laws that are unique to a location. In these situations, you’re expected to follow the more restrictive rules.

You’re expected to ask your manager if you have questions about performing your job. If you do not get an adequate response, it’s your duty to keep asking until you get a satisfactory answer. You must question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.

No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals.

Identifying and managing risk is the responsibility of every employee. You’re required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager.

You’re expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the company’s business, the matter will be reported to the appropriate authorities.

You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system that can be used from any PC with an Internet connection. Secure logon credentials are required to access CODE RAP and you can learn more by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help.

You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications.

Q & A

Q: What is my role in managing risk?

A: Each employee plays an important role in managing risk when you:

•   Perform your job with integrity and in compliance with policies, procedures and the law

•   Adhere to the controls established for your business

•   Ask questions if instructions are not clear or if you are unsure of the right thing to do

•   Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions)

Doing What’s Right means being accountable for your own and your team’s actions, and being willing to take a stand to correct or prevent any improper activity or a business mistake.

Cooperating with Regulatory Agencies

All employees are required to cooperate with regulators. Your communications with regulatory personnel are expected to be responsive, complete and transparent. Any commitments you have made in response to exam findings and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately should situations arise that make it unlikely that you will meet the agreed upon commitments. In addition, your compliance officer should be advised of any delays in meeting regulatory commitments.

What is expected of managers?
Those who manage or supervise others have a special obligation to set an example in Doing What’s Right. Some of the ways you’re expected to demonstrate this leadership include:
• Creating a culture of risk management, compliance and ethics,
• Considering risk in all your decision making,
• Reinforcing with your staff the importance of early identification and escalation of potential risks to the appropriate managers,
• Ensuring employees have the relevant resources to understand their job duties,
• Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
• Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
• Reporting instances of non-compliance to the proper management level,
• Taking appropriate disciplinary action for compliance and ethics violations, and
• Reviewing the Code of Conduct no less than annually with your staff.
Managing risk as a manager

As a manager, you must always consider risk in your decision making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner.

Responsibility to ask questions and report concerns

You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly.

Q & A

Q: Where do I go for help if I’m uncomfortable talking to my management?

A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company’s public Internet site.

Q & A

Q: Can I report a concern anonymously?

A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.

If you have a question or concern, your manager is usually a good place to start.
Other people you may go to for help or advice are:
• Your manager’s manager
• Your line of business Compliance officer
• Someone in the Human Resources or the Legal department
You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line.
You can also visit the Doing What’s Right section of the Compliance and Ethics page on MySource for more information on reporting an issue or incident.
What happens when a concern is reported?

When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.

These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give a false report.
Zero tolerance for retaliation

Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.

Cooperating with an investigation

You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal.

Remember, investigations are confidential company matters. You are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with any person not authorized to know it, including your co-workers and managers, as well as people outside of the company.

It’s your obligation to Do What’s Right.

Respecting Others

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

Key Principle: Respecting Others

Mutual respect and professional treatment

Harassment-free environment

Safety and security

Managers’ responsibilities

Key Principle: Respecting Others

Mutual respect and professional treatment

One of our values is Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace.

The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection and making business decisions based on emotions or personal relationships are inappropriate.

Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.

(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Q & A

Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortified. What should I do?

A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be expressed and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.

Key Principle: Respecting Others

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.

(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Managers must also be aware of situations where family members or close personal friends may also work at BNY Mellon. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact Human Resources for guidance.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

Harassment-free environment

BNY Mellon will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail.

Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions.

Some countries have specific laws concerning sexual harassment that include:

•	Intentional or unintentional, unwelcome sexual advances with or without touching

•	Coerced sexual acts

•	Requests or demands for sexual favors

•	Other verbal or physical conduct of a sexual nature

Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors.

Harassment of any kind will not be tolerated in the workplace.

Q & A

Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue and I’m told I’m too sensitive. What am I supposed to do?

A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line.

Key Principle: Respecting Others

Safety and security

BNY Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:

•	You must contribute to maintaining a workplace free from aggression. Threats, intimidating behavior or any acts of violence will not be tolerated.

•	You may not use, possess, sell or transfer illegal drugs on company property. In addition, you won’t be permitted to work if you’re using illegal drugs or impaired by alcohol.

•	You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.

•

You should be alert to individuals who are on company premises without proper authorization. Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.

(Reference: Company Identification Card Issuance; Display and Use of Company Identification)

Q & A

Q: I have reason to believe that a colleague is coming to the office intoxicated. What should I do?

A: You should notify your manager immediately. If you’re uncomfortable discussing this with your manager, contact Human Resources.

Managers’ responsibilities

As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.

Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

It’s your obligation to Do What’s Right.

Key Principle: Avoiding Conflicts

Avoiding Conflicts

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

Gifts and entertainment

Outside employment and business dealings

Outside service as a director, officer or general partner

Ownership of an outside business

Fiduciary appointments

Personal investment decisions

Dealing with family and close personal friends

Corporate opportunities

Key Principle: Avoiding Conflicts

Overview

The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY Mellon’s reputation. You’re expected always to act in a way that reflects our commitment to integrity and responsible business behavior.

A conflict of interest is any situation where your interests and the company’s interests are, or appear to be, in opposition. When you’re in such a situation, it’s difficult to objectively fulfill your job duties and your loyalty to the company may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and not for your own personal gain or benefit. So, you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and BNY Mellon. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative or close friend at the expense of the company’s best interests.

If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office. You’re expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest.

(Reference: Business Conflicts of Interest)

Even if the conflict does not create an improper action, the appearance of a conflict of interest can be equally damaging to our reputation.

Key Principle: Avoiding Conflicts

Gifts and entertainment

Our clients, suppliers and vendors are vital to BNY Mellon’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.

Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage BNY Mellon’s reputation.

If your judgment begins to be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line and you should remove yourself from that relationship.

Q & A

Q: My line of business is considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we’re not getting anything of value, can we assume this is allowable?

A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

The basic principle is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment. Gifts and entertainment should be defined in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company sponsored events, food, drink, and any similar items.

In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location.

The following are NOT allowed, regardless of the value:

•	Accepting or giving anything as a “quid pro quo”, that is for doing something in return for the gift or entertainment,

•	Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities and loans),

•	Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY Mellon’s reputation,

•	Accepting or giving anything that could be viewed as a bribe, payoff or improper influence,

•	Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification,

•	Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business,

•	Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier,

•	Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,

•

Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,

•	Participating in any action that would cause the other person to violate their own company’s standards for gifts and entertainment, and

•	Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records.

Q & A

Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY Mellon. Can I stay in the client’s home?

A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

Key Principle: Avoiding Conflicts

The following require express preapproval or reporting via CODE RAP before you proceed. Approval is required whether you’re the recipient of the gift or entertainment, or you’re providing such to a client, vendor or supplier:

•	Accepting a gift or bequest under a will or trust document of a client of BNY Mellon, regardless of the amount,

•	Attending special, high-profile events, such as World Cup matches or Super Bowl games, regardless of the stated amount on the tickets,

•

Giving or receiving any gift or entertainment that exceeds amounts permissible in company policy (entertainment includes meals, refreshments or other accommodations, but should only be considered business entertainment if given in connection with a legitimate business meeting), and

•	Giving gifts or entertainment to any US government employee/entity (U.S. or non-U.S.)

•

The laws surrounding gifts or entertainment to government officials are complex, so you should ask your manager for assistance or contact the Anti-Corruption and Government Contracting Unit of Compliance with questions.

The following are usually acceptable, but you should raise questions if you’re in doubt:

•

Gifts based upon obvious family or long-standing, personal relationships (such as those between you and your parents, children, spouse or a childhood friend), where the circumstances make it clear that those relationships are the motivating factor for the gift, rather than the business relationship,

Q & A

Q: I’m worried about the impression my office is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly “entertaining” clients. Should I be worried?

A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It’s possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern. If you’re uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics Help Line or the Ethics Hot Line to report your concern.

•

Gifts of a nominal value (under $200 U.S. or local equivalent), but only if the gift is given in connection with a commonly recognized event or occasion (e.g., holiday, job event such as a promotion or retirement, life event such as a wedding, or a business event such as a conference, sports or cultural event). Even in these situations, you must report the gift or entertainment to your direct manager,

•	Promotional items of a nominal value, such as pens, calendars, paperweights,

•	Items with little intrinsic value, such as plaques, certificates and trophies recognizing service and accomplishments for civic, charitable, educational or religious organizations,

•	Discounts or rebates on merchandise or services that do not exceed those available to the general public or available to you as an employee of the company, and

•	Loans from other financial institutions, so long as they are on customary terms for legally permissible purposes.

If you receive a gift not in compliance with these requirements, you must immediately return the gift to the sender. If appropriate, you should send a letter explaining the company’s policy or your business line’s policies.

(Reference: Gifts, Entertainment and Other Expenses to Commercial Clients, Suppliers or Vendors Policy and Anti-Corruption Policy)

Outside employment and business dealings

Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted.

Certain types of outside employment or business dealings may not be accepted while employed by BNY Mellon, including:

•	Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company’s business,

•	Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and

•	Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).

Q & A

Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict?

A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your compliance Officer or the Ethics Office for guidance.

Key Principle: Avoiding Conflicts

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval:

•

Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certified accountant and attorney),

•	Employment involving providing tax advice or tax return preparation,

•	Any type of employment in the financial services industry,

•	Employment that could compete with the company or divert business opportunities in any way,

•	Any position that is similar in nature to your present job duties and involves a “knowledge transfer” to the other organization,

•	Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise influence your judgment when acting on behalf of the company,

•	Employment of any kind that would negatively impact the company’s financial or professional reputation, and

•

Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY Mellon, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our clients).

Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year. Annual re-approval via CODE RAP is required since facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

Outside service as a director, officer, general partner, political appointment or elected position

You must obtain prior approval before you serve as a board member, officer or general partner of the following:

•	All for-profit companies, and

•	Non-profit entities, where any of the following circumstances exist:

•	There is a client, business or financial relationship between the entity and BNY Mellon, including receiving charitable contributions, grants or foundation money.

•	The entity is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).

•	You receive any type of compensation (e.g., cash, securities, goods, services).

•	You have been asked by BNY Mellon to serve the organization.

•	The entity is any type of government agency or your position is considered to be a public official (whether elected or appointed).

You may not serve until you have full approval from BNY Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entity on behalf of BNY Mellon. Annual re-approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.

Even if the service does not require approval, you must notify BNY Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve:

•

Never attempt to influence or take part in votes or decisions that may lead to the use of a BNY Mellon product, service or other type of benefit to the company; the entity records must reflect that you abstained from such a vote or discussion.

•	You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation; Restrictions on Accepting Compensation When Serving as a Board Member or Senior Officer of an Outside Entity)

Q & A

Q: I’ve been asked to sit on the board of a local non-profit group. They use our Wealth Management group to manage their charitable giving program. I don’t have any business dealings with the non-profit group and don’t work in Wealth Management. Do I have to report this?

A: Yes. The non-profit entity is a client of BNY Mellon. It does not matter which line of business has the client relationship, or whether or not you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

Key Principle: Avoiding Conflicts

Ownership of an outside business

If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with BNY Mellon (including employees), any compensation/payment received, time required and potential conflicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

Fiduciary appointments

Fiduciary appointments are those where you act as an administrator, executor, guardian or custodian for a minor, trustee or managing agent. In general, you’re strongly discouraged from serving as a fiduciary unless you’re doing so for a family member or a long-standing, personal friend. Any request must be submitted through CODE RAP.

Even if you’re serving as a fiduciary for a family member or a long-standing, personal friend, you should be cautious if they are a company client or if you receive compensation for your service. Both of these situations require approval through CODE RAP. If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity. In all situations where you’re acting as a fiduciary, you must follow these guidelines:

•	Do not represent that you’re performing the same professional services that are performed by a bank, or that you have access to such services,

•	Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and

•	Do not permit your appointment to interfere with the time and attention you devote to your BNY Mellon job duties.

Personal investment decisions

Your personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY Mellon securities and a strict prohibition against insider trading.

Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job and you’ll be expected to follow those rules.

In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy.

(Reference: Personal Securities Trading Policy)

Dealings with family and close personal friends

You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This also includes situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility.

You must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolve such conflicts.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

Q & A

Q: A client of mine is considering hiring my wife as his accountant. I did not make the referral to my client. Is this okay?

A: This situation could cause a conflict of interest, and you should contact your manager and your Compliance Officer immediately. If your wife is acting as your client’s accountant, she may be relying upon information BNY Mellon provides on the client’s account. This is a situation that puts you in a potential conflict of interest, so you may be required to resign from the client’s account if he hires your wife.

Q: My son works for a consulting company that BNY Mellon routinely hires for software development. My job does not require that I interact with him and I have no influence or input over the decision to hire the consulting company. Is this okay?

A: It doesn’t appear that there are any conflicts of interest with your son working for the consulting company and your job at BNY Mellon. To be certain, discuss this matter with your manager or your Compliance Officer, so that you can be sure there are no conflicts with this situation.

Key Principle: Avoiding Conflicts

Corporate opportunities

You owe a duty to BNY Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally benefiting from opportunities discovered through the use of company property or information that you directly or indirectly obtained through your position at BNY Mellon.

Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to BNY Mellon or could appear to belong to it.

You may not give legal, tax, investment or other professional advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third party professional who provides these services, such as an attorney, accountant, insurance broker, stock broker, or real estate agent.

If you make such a recommendation, you must follow these requirements:

•	Provide several candidates and ensure you show no favoritism toward any of them

•	Disclose in writing that the recommendations are in no way sponsored or endorsed by the company

•	Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more business from a better relationship) from the recommendation

All transactions with your clients, suppliers or vendors must be handled strictly on an “arm’s length basis”, meaning that the terms of all transactions must not even suggest the appearance of a personal advantage.

It’s your obligation to Do What’s Right.

Key Principle: Conducting Business

Conducting Business

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

Fair Competition and Anti-Trust

Anti-Corruption and Improper Payments

Combating Financial Crime and Money Laundering

Key Principle: Conducting Business

Fair Competition and Anti-Trust

BNY Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity.

All BNY Mellon entities must comply with the various “fair competition” and “fair dealing” laws that exist in many countries and “anti-trust” laws in the US. The general purpose of these laws is to protect the markets from anti-competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:

•	Fixing prices or terms, or any information that impacts prices or terms,

•	Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,

•	Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and

•	Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.

The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:

•	Manipulation,

•	Concealment,

•	Abuse of privileged information,

•	Misrepresentation of material facts, or

•	Any other unfair-dealing practices.

Q & A

Q: A close friend works for a competitor of BNY Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?

A: Yes. You’re discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

Key Principle: Conducting Business

The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the significance and complexity of these laws:

•

The laws can vary within the same country or organization. For example, several states within the US have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,

•	The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the US and EU),

•

Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned,

•

Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and

•

Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and have concern about these issues.

Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY Mellon. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws.

Anti-Corruption and improper payments

Most countries in which we do business have laws that prohibit bribes to governments, their officials and commercial (non-government) clients. The term “officials” can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY Mellon employees are subject to the Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence.

Any attempt to pay money or anything of value to influence the actions or decisions of such officials, including receiving special treatment for yourself (or your family members) or the company, may be considered a violation of law. Violation of these laws is a serious offense, with significant penalties for both you and the company. You’re required to comply with the following rules:

•	Do not give anything of value (including gifts) to a U.S. or non-U.S. “official” to obtain or retain business; this includes payments for the purpose of reducing taxes or custom fees,

•	Do not accept or present anything if it obligates you, or appears to obligate you,

•	Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,

•	Never make any payment that you do not record on company books and records, or make misleading accounting entries,

•	Seek guidance when circumstances are unclear or you’re asked to make a payment that makes you uncomfortable, and

•	Report any observations of others engaging in any behavior that you believe is improper.

(Reference: Anti-Corruption Policy)

Key Principle: Conducting Business

Combating financial crime and money laundering

Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or otherwise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation to support law enforcement throughout the world to combat various types of financial crime, such as attempts to launder money for criminal activity and finance terrorist operations. You’re expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.

It is critical to the health of the company that every employee adheres to the company’s strict “know-your-customer” policies. In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identification protocols for your business line, validating that the individual or entity, and the source of their funds, is legitimate.

Q & A

Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman Island company is located in a European country. Should I be concerned?

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a significant red flag. You’re obligated to file an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

Failing to detect suspicious transactions or doing business with any person or entity involved in criminal or terrorist activities puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.

(References: Global Anti-Money Laundering/Know-Your-Customer Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.)

It’s your obligation to Do What’s Right.

Key Principle: Working with Governments

Working with Governments

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

Your Obligations

Basic Principles

Key Principle: Working with Governments

Your Obligations

BNY Mellon conducts business with national and local governments and with government owned entities.

While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.

If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers).

If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the US, have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you’re following requirements of the law.

Q & A

Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government?

A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.

Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?

A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance.

Key Principle: Working with Governments

Basic principles

•	Know the restrictions or limitations on presenting and receiving hospitality.

•	Do not offer or accept gifts to or from representatives of governments that do not comply with company policies,

•	Never accept or offer anything of value meant to induce or influence government employees or officials as this gives the appearance of a bribe, and

•	Don’t “tip” government officials or offer “inducement” payments.

•	Do not accept or present anything if it obligates you, or appears to obligate you.

•	Observe a “higher standard of care.”

•	Never destroy or steal government property,

•	Don’t make false or fictitious statements, or represent that agreements have been met if they haven’t,

•	Don’t deviate from contract requirements without prior approval from the government, and

•	Never issue invoices or charges that are inaccurate, incorrect or unauthorized.

•	Cooperate with government investigations and audits.

•	Don’t avoid, contravene or otherwise interfere with any government investigation or audit, and

•	Don’t destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government.

It’s important to note that in addition to the basic principles above, if your client is a US federal, state or local government, there are very specific legal requirements and company policies that you must follow. These obligations apply to all businesses that deal with US federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the US.

(References: Doing Business with the Government; Government Contracts; Obtaining Government Contracts; Delivery of Services to the Government; Gifts, Entertainment and Payments to Governments)

It’s your obligation to Do What’s Right.

Key Principle: Protecting Assets

Protecting Assets

We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

Financial Integrity

Additional Standards for Senior Financial Professionals

Use of Company Assets

Protecting Client and Employee Records and Observing Our Privacy Principles

Records Management

Use of Computers, Systems and Corporate Information

Inside or Proprietary Information

Key Principle: Protecting Assets

Financial Integrity

BNY Mellon is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and recordkeeping rules, and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws.

You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor or agent of the company.

The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.

Falsifying any document can impact the financial condition of the company. As a public company, BNY Mellon is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including:

•	Accountants — to calculate taxes and other government fees,

•	Investors — to make decisions about buying or selling our securities, and

•	Regulatory agencies — to monitor and enforce our compliance with government regulations.

You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification or misrepresentation of any company books, records or reports will not be tolerated.

Q & A

Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Key Principle: Protecting Assets

Additional Standards for Senior Financial Professionals

If you’re responsible for the accuracy of the company’s financial filings with regulators, you have a higher duty to ensure your behavior follows the most stringent standards of personal and professional conduct. This includes the Chief Executive Officer, President, Chief Financial Officer, Company Controller, and such other individuals as determined by the General Counsel. Individuals in this group must adhere to the following additional standards:

•	Disclose to the General Counsel and Chief Compliance and Ethics Officer any material transaction or relationship that could reasonably be expected to be a conflict of interest,

•

Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submissions to the US Securities and Exchange Commission and other regulatory bodies,

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,

•

Never mislead or improperly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the company’s system of internal controls, financial statements or accounting books and records, and

•	Promptly report any possible violation of the company’s Code of Conduct to the General Counsel and Chief Compliance and Ethics Officer.

Use of Company Assets

Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you’re expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You’re expected to use good judgment to ensure that assets are not misused or wasted.

The company’s name and brand is a vital asset. To ensure that we maintain the integrity and value of the brand, it is imperative to adhere to the brand guidelines when using the name, logo or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand Center site on MySource.

In addition to keeping within brand guidelines to ensure that the name and brand are used appropriately, the following is another important principle to protect these assets. You should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company’s name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company’s name or endorsement without first receiving approval through CODE RAP.

(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Careless, wasteful, inefficient or inappropriate use of any company assets is irresponsible and inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated.

Protecting client and employee records and observing our privacy principles

The company is responsible for ensuring the privacy, confidentiality and controlled access to all client and employee information. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law.

Nearly every employee in the company has access to private information, so you’re expected to adhere to the following key principles concerning privacy:

•	Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose.

•

Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties.

•

Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right.

•

Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.

•

Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process.

Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company financially and damage our reputation.

(Reference: Information Privacy Policy, Corporate Information Protection Policy)

Q & A

Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account that happens to be a very prominent sports figure. I don’t think this is right, but what should I do?

A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Key Principle: Protecting Assets

Records management

You must follow company and local policies for retention, management and destruction of records. If there’s an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you’ll be notified of the need to retain documents by the Legal department, if appropriate.

Records should be defined in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory or historical purposes.

The media and formats of records take many forms, including:

•	Papers, e-mails, instant messages, other electronically maintained documents,

•	Microfilms, photographs and reproductions,

•	Voice, text and audio tapes,

•	Magnetic tapes, floppy and hard disks, optical disks and drawings, and

•	Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.

(Reference: Records Management Program)

Use of computers, systems and corporate information

As an employee, you have access to the company’s computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.

Electronic systems include, but are not limited to:

•	Personal computers (including e-mail and instant messages) and computer networks,

•	Telephones, cell phones, voice mail, pagers and fax machines, and

•	Other communications devices, such as PDAs (e.g. Blackberry, iPad, etc.)

Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information.

You should have no expectation of privacy when you use these systems. You’re given access only to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with the law.

You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must file a CODE RAP report immediately and observe all necessary steps to restore the confidentiality of your password.

You’re permitted to use the company’s systems, but only if you follow these rules:

•	Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging.

•

Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law).

•	Do not distribute copyrighted or licensed materials improperly.

•	Do not transmit chain letters, advertisements or solicitations (unless they’re specifically authorized by the company).

•	Never view or download inappropriate materials.

The occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment. Keep personal use to a minimum. Personal use of these systems is a privilege, not a right. Use them wisely and in a manner that would not damage the company’s reputation.

(References: Electronic Mail Policy; Corporate Information Protection Policy)

Q & A

Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried?

A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY Mellon at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Key Principle: Protecting Assets

Inside or proprietary information

As an employee, you may have knowledge about the company’s businesses or possess confidential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is confidential and privileged and hold it in the strictest confidence. Confidential information includes all non-public information that may be of use to competitors, or harmful to the company or its clients, if disclosed.

It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You’re expected to protect all such information and failure to do so will not be tolerated.

If you’re uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of “inside” or “proprietary” information.

Inside information

Inside information is material non-public information relating to any company, including BNY Mellon, whose securities trade in a public market. Information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would influence the market price of those securities.

Q & A

Q: I discovered that an investor in one of our funds has requested to withdraw a significant amount of money from the fund. I manage a client’s money and he has an investment in the same fund. To protect my client’s interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a fiduciary duty to my client and I’m not benefiting personally by trading on behalf of my client?

A: No. You’re in possession of material non-public information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

If you’re in possession of material non-public information about BNY Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company’s Securities Firewalls Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in BNY Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

Proprietary information

Proprietary information includes business plans, client lists (prospective and existing), marketing strategies and any method of doing business. Examples include the company’s product development plans, pricing plans, analytical models or methods, computer software, source codes, databases including any related documentation, inventions, ideas, business methods, processes and other information, works and materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information.

Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary. Company-produced policies, procedures or other similar work materials are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.

(References: Securities Firewalls, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property)

Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company.

Key Principle: Supporting our Communities

Supporting our Communities

We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large.

Political Activities

Investor and media relations

Charitable contributions and corporate sponsorship

Participating in trade associations, conferences and speaking engagements

Key Principle: Supporting our Communities

Political Activities

Personal Political Activity

BNY Mellon encourages you to keep informed of political issues and candidates and to take an active interest in political affairs. However, if you do participate in any political activity, you must follow these rules:

•	Never act as a representative of the company unless you have written permission from the Chief Executive Officer, the General Counsel, and the Chief Compliance and Ethics Officer of the company.

•	Your activities should be on your own time, with your own resources. You may not use company time, equipment, facilities, supplies, clerical support, advertising or any other company resources.

•	You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.

•	Your political activities may not affect your objectivity or ability to perform your job duties.

•	You may not solicit the participation of employees, clients, suppliers, vendors or any other party with whom the company does business.

•	You may be required to pre-clear personal political contributions made by you, and in some cases, your family members.

(Reference: Political Contributions Policy)

Lobbying

Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “grass roots” activities where groups of people, such as company employees, are contacted to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the US and is gaining influence within the EU and other locations.

If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Corporate Affairs or the Legal department for guidance:

•	Government contract sales or marketing

•	Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation

•	Meeting with legislators, regulators or their staffs regarding legislation

Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.

(Reference: Procurement Lobbying)

Q & A

Q: An outside attorney with whom I work from time to time on company business cannot attend an exclusive fundraiser for a high-level political candidate. He offered me his ticket. The event is to be held at a very wealthy person’s home in my community and this will be a great way to solicit business. The company is not paying for the ticket and the fundraiser will be on my own time. May I attend?

A: Only if you have the written approval of the Chief Executive Officer, the General Counsel and the Chief Compliance and Ethics Officer. Your attendance at this event is indirectly related to your job and may give the appearance that you’re acting as a representative of the company or that the company sponsors the political candidate. It does not matter that BNY Mellon did not purchase the event ticket or that you’re going on your own time. To the public, your attendance is connected to the company. So you may not go without obtaining proper authorization prior to the event.

Key Principle: Supporting our Communities

Corporate political activities

The laws of many countries, including the US, set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY Mellon will make contributions only as permissible by law, such as those through company-approved political action committees.

Investor and media relations

Investor Relations

All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are specifically authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts. All investors must have equal access to honest and accurate information.

Media relations

Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.

If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify BNY Mellon as your employer, and you may not make comments about BNY Mellon.

(Reference: Inquiries from the Media, Financial Analysts, and Securities Holders; Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Q & A

Q: I have been asked to provide a statement about BNY Mellon’s experience with a vendor’s product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?

A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications. BNY Mellon carefully protects its reputation by being highly selective in providing such endorsements. Do not proceed until you have the approval of your manager and Corporate Communications.

Charitable contributions and corporate sponsorship

The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:

•	Your activities may not interfere or in any way conflict with your job duties or with company business.

•	You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.

•	You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.

•	You may not use your position for the purpose of soliciting business or contributions for any other entity.

•	You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.

From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees’ time or company funds).

Ask your manager if you’re unclear whether or not the event in question is considered to be company sponsored.

(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Participating in trade associations, conferences and speaking engagements

You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies.

In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP.

If you perform public speaking or writing services on behalf of BNY Mellon, any form of compensation, accommodations or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any confidential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

Additional Help

This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources.

Q: A friend of mine is running for political office and I would like to help her out with her campaign. Can I do this?

A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign. In addition, be aware that certain political contributions must be reported and/or pre-cleared.

Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him. Should I have answered his questions?

A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.

Q: I am running for the local school board and I want to use the office copier to make copies of my campaign flyer. Is that okay?

A: No. Company property and equipment may not be used for a political purpose without authorization from Corporate Affairs. Running for any public office is considered to be a political purpose. Accepting any political appointment or running for office requires approval via CODE RAP.

Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn’t care about his own company’s policy, can I give him the tickets?

A: No. If you know that giving him the tickets will violate his own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.

Q: One of the vendors we’re considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company’s proposal so that we can make a more informed decision. We’ll be talking about business, and there won’t be much money spent on a round of golf and a modest dinner. Is this okay?

A: No. You’re evaluating vendors to provide a service. It’s always inappropriate to receive or give entertainment when the company is in the middle of a selection process.

Q: One of my vendors offered to send me to a conference at no cost to BNY Mellon. Can I accept the invitation?

A: No. Accepting a free trip from a vendor is never permissible. If you’re interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You’ll be required to file a CODE RAP form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance.

Q: We’re entitled to a large payment from a government client if we certify that we’ve met all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?

A: No. You cannot submit the invoice and certification until you’re certain that all requirements of the agreement have been met. Submission of an incorrect certification could subject the company, and you, to criminal penalties, so it is vitally important that any certification submitted to the government be completely accurate.

Q: A colleague called while on vacation requesting that I check her e-mail to see if she received an item she was expecting. She gave me her logon identification and password, requesting that I call her back with the information. Can I do this?

A: No. Passwords and other login credentials must be kept confidential and cannot be used by, or shared with, fellow employees. In rare instances when there is a business need that requires you to share your password, you’re required to file a CODE RAP form immediately afterward.

Q: I would like to take a part-time job working for my brother’s recycling business. His business has no relationship with the company and the work I’ll be doing for him is not at all similar to what I do in my job here at the company. Can I do this and do I have to file any forms?

A: Yes you may, as long as the time you spend there does not interfere with your job at the company and you don’t use any company equipment or supplies. You don’t need to file a CODE RAP form, since you’re not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker dealer), you may need to notify Compliance. Check with your manager or Compliance officer if you’re uncertain.

Q: I observed a colleague in our supply area filling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son’s school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly with my colleague and I don’t want to get her in trouble. What should I do?

A: Your colleague is stealing from the company and you must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.

Remember

All BNY Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents.

If faced with a situation in which you’re unsure of the correct action to take, contact your manager, an Ethics Officer, Compliance Officer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don’t hesitate to use them and Do What’s Right!

©2012 The Bank of New York Mellon Corporation. All rights reserved.	3/2012

Personal Securities Trading Policy

May 29, 2012

Table of Contents

Topic	2
Chairman, President and Chief Executive Officer	3-4
Introduction	4
General Standards of Conduct	4
Your Responsibility	5
Fiduciary Duties	5
Protecting Material Nonpublic Information and Compliance with Securities Laws	5-6
Restrictions on the Flow of Information Within the Company	6
When You Trade in BNY Mellon Securities – General Restrictions	6-7
When You Trade in Non-Company Securities	7-8
General Restrictions	7
Initial Public Offerings	7
Private Placements	7-8
Classification of Employees	9-10
General Requirements for Monitored Employees	11-12
Approved Broker-Dealers	11
Accounts Covered	11
Initial Holdings Report	11
Update Securities Holdings	11-12
Account Statements and Trade Confirmations	12
Trade Preclearance Requirements	13-14
Obtain Preclearance Prior to Initiating a Transaction	13
Prior Preclearance Required	13
Rules for Preclearance	13
Preclearance Window (or Expiration)	13
Exemptions from the Requirement to Preclear	13
Preclearance Rules for Company Stock Associated with Retirement and Benefit Plans	13-14
Company 401(k) Plan	13
Reallocating and Rebalancing in the Company 401(k) Plan	14
Company Employee Stock Options	14
Company Restricted Stock/Units	14
Company Employee Stock Purchase Plan (ESPP)	14
Additional Rules for ADM and Investment Employees	15-18
Profit Disgorgement on Short Term Trading	15
Standards for Preclearance of De Minimis Transactions	15
Proprietary Fund Transactions in the Company’s 401(k) Plan	15
Non-Self Directed Accounts	15
Self-Directed Accounts	16
Restrictions for ADMs Who are Portfolio Managers	16
7 Day Blackout Period, Profit Disgorgement	16
Requirements for Micro-Cap ADMs (MCADMs)	16
Transactions and Holdings in Micro-Cap Securities, Approvals	16
Requirement for Newly Designated MCADMs	5
Additional Reporting Requirements for ADM Employees	16
Special Purpose ADM Quarterly Securities Report	17-18
Contemporaneous Disclosure	17
Approval, Exemptions, Security Exemptions, Your Responsibility, Compliance Monitoring	17-18
Additional Rules for Insider Risk Employees – Trade Preclearance Exemptions	19
Additional Rules for Fund Officer, Fund Service, and Service Employees – Company Oversight	19
Additional Rules for Pre-Release Earnings Group Employees – Restrictions, Blackout Period Trading Implications	19
Additional Rules for Dreyfus/FINRA Employees - Reporting Securities Holdings and Transactions	20
General Personal Trading Requirements Chart	21
Getting Help and Reporting Violations	22
Glossary Definitions	23-25

2

Chairman, President and Chief Executive Officer’s Letter

Dear Fellow Employee:

It is critical that you take the time to fully understand the attached Personal Securities Trading Policy. And be sure to consult with it whenever you are unsure about appropriate activity concerning your investments. We are all accountable for following the procedures and respecting the limitations placed on our personal investments as described in the Policy. This policy has been developed to comply with regulations and demonstrate our commitment to the highest ethical business standards – no small thing.

Why is it so important? Our reputation is at stake. We have many opportunities to grow and strengthen our Company. But we must deal effectively with the inherent risk that comes with managing an expanding, complex global operation. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every employee must accept personal responsibility for our good reputation and work each day to maintain it.

I want to stress the importance of ensuring that all our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which we do business.

We must conduct the Company’s business honorably at all times. That principle is implicit in our shared values of Client Focus, Trust, Teamwork and Outperformance – and it is central to our reputation. As the worldwide leader in asset management and securities servicing, we have special responsibility to preserve the integrity and credibility of our industry.

I know I can count on you to adhere to this vital policy.

Chairman, President and Chief Executive Officer

3

Introduction

Purpose of the Policy

The Personal Securities Trading Policy (the Policy) describes BNY Mellon’s and certain of its various subsidiaries’ and/or affiliates’ (the company’s) restrictions on all employees’ personal securities transactions.

The company and its employees or other supervised persons (as defined in the Investment Advisers Act of 1940 – the “Advisers Act”) are subject to certain laws and/or regulations governing personal securities trading, including the securities laws of various jurisdictions, including Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940. In order to adhere to such laws and/or regulations, the company has developed this Policy.

Policy Administration

The Policy is developed, interpreted, and administered by the Ethics Office in coordination with other personnel of the Company. Amendments of the policy, will be made, or waivers of its terms will be granted at the discretion of the Manager of the Ethics Office only and with the concurrence of other officers or directors of the Company, where required (e.g., US mutual fund directors). Any waiver or exemption will be official only if evidenced in writing. All records relating to the Administration of the Policy, including: waivers or exemptions will be maintained in the Ethics Office (see “Recordkeeping”). The Company formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of the Company and its affiliates. The IEC will: (i) approve any substantive amendments (along with appropriate concurrence of third parties) to the Policy; (ii) provide interpretive guidance to the Ethics Office when requested; and (iii) approve/disapprove actions taken in connection with the personal trading activities of employees subject to the Policy.

General Covered Activities

All employees of the company that are deemed to be controlled by the company or have otherwise agreed to be bound by its provisions are subject to this Policy.. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy’s applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled “Classification of on page 9).

The provisions of the Policy have worldwide applicability and cover trading in any part of the world, subject to the provisions of any controlling local law. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the Manager of the Ethics Office.

Your Compliance is Required

Generally, as an employee of the company, you may be held personally liable for any improper or illegal acts committed during the course of your employment: non-compliance with this Policy may be deemed to encompass one of these acts. Accordingly, you must read the Policy and comply with the spirit and the strict letter of its provisions. Failure to comply may result in the imposition of serious sanctions, which may include,, but are not limited to, disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, and referral to law enforcement or regulatory agencies.

The company provides you with online access to the Policy and its amendments through MySource, or has otherwise made the Policy available to you. In addition, the Policy can be found on the company’s internet site, BNYMellon.com. Should you have difficulty accessing the Policy, or have not received a copy of the Policy, the Ethics Office will provide copies upon request.

You must also comply with the company’s Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information, and other ethical issues.

Employees’ Financial Information

The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as “Personal and Confidential.” However, the company may be required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside the company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the company.

4

Introduction - continued

Restricted List

Preclearance Compliance Officers may maintain a list (the “Restricted List”) of companies whose securities employees in their line of business or firm are restricted from trading for various reasons. The Restricted List will not be distributed outside of the Compliance Office or Ethics Office. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company’s securities or the existence of material nonpublic information with respect to the company. Occasionally, such trading restrictions may be appropriate to protect the company and its employees from potential violations, or the appearance of violations, of securities laws. Nevertheless, the contents of the Restricted List are confidential.

Recordkeeping

On behalf of the company, the Ethics Office will maintain the following records in a readily accessible place, for five years from their creation (unless otherwise noted below):

•	A copy of each version of the Policy in existence for any period of time;
•	A record of any violation of the Policy and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
•	A record of acknowledgement of receipt of the Policy by each person who currently, or at any time in the prior five years, was required to receive a copy pursuant to some law, rule or regulation;
•	All holdings or transactions reports made pursuant to the terms of the Policy (only the past two years in a readily accessible place);
•	A list of names and designations of all employees of the company who would be designated as “supervised persons” of an SEC Registered Investment Adviser;
•	A record of any decision and supporting reasons for approving the acquisition of securities by personnel subject to the Policy in limited offerings.

5

General Standards of Conduct

The General Standards of Conduct below apply to all employees of the Company. In addition to these standards, you must comply with the requirements applicable to your classification under this Policy.

Your Responsibility

Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, up to and including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office with the consultation of the IEC and/or the Legal Department as required.

Fiduciary Duties

In some circumstances, the company and its employees may owe a fiduciary duty to a client. Among the duties that one owes clients when one is acting as a fiduciary on their behalf is not to engage in personal securities transactions that may be deemed to take inappropriate advantage of your position in relation to those clients. You must be mindful of this obligation, use your best efforts to honor it, and report promptly to the Ethics Office and your Compliance Officer any company employee that fails to meet this obligation. With respect to the potential conflicts of interest that personal securities trading activity or other actions may engender, please also refer to the Company’s Code of Conduct and Business Conflicts of Interest policies.

Protecting Material Nonpublic Information and Compliance with Securities Laws

In carrying out you job responsibilities, you must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about the company, its clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. With respect to these parties, you are not permitted to divulge current (different rules will determine what is deemed to be “current”) portfolio positions, current or anticipated portfolio transactions, or programs or studies of the company or any client to anyone except as may be permitted by your business unit, in accordance with approved procedures. You are expected to comply strictly with measures necessary to preserve the confidentiality of information. You should refer to the company’s Code of Conduct for additional guidance.

General Policy – Securities laws generally prohibit the trading of securities while aware of “material nonpublic” information regarding the issuer of those securities and/or about the portfolio holdings, transactions or recommendations with respect to fiduciary accounts; this is generically knows as “(insider trading”; Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is the Company, another company, a client or supplier, any fund or other issuer) may not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company’s website. If you have determined the information to be material, but there is no announcement of it in any of these sources, it is likely to be non-public

Nonpublic Information about an issuer is “nonpublic” if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information.

Material Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include, but are not limited to:

•	A proposal or agreements for a merger, acquisition or divestiture, or for sale or purchase of substantial assets;
•	A tender offer, which is often material for the party making the tender offer as well as for the issuer of the securities for which the offer is made;
•	An extraordinary dividend declaration or change in the dividend rate;
•	A draw down on a credit facility or a liquidity problem

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General Standards of Conduct - continued

•	A potential default under a material agreement or actions by creditors, customers or suppliers relating to a company’s credit standing;
•	Earnings and other financial information, such as a significant restatement or large or unusual write-offs, write-downs, profits or losses;
•	Pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;
•	A proposal or agreement concerning a financial restructuring;
•	A proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;
•	information about major contracts or increases or decreases in orders;
•	The institution of, or a development in, litigation or a regulatory proceeding;
•	Developments regarding a company’s senior management;
•	Information that is inconsistent with published information, especially if published in SEC reports or press releases;

All relevant circumstances must be considered when determining whether an item of information is material. If there is a doubt, you should always err on the side of caution and consider information material or nonpublic. Questions on material nonpublic information, should be referred to your business unit Compliance Officer.

Consultants, Contractors and Temporary Workers Unless otherwise determined by the Manager of the Ethics Office, employees managing the work of consultants, contractors, and temporary employees are responsible for ensuring that those individuals are aware of the company’s policy and the consequences of noncompliance. It is the responsibility of business/functional-level compliance and business management, in consultation with the Ethics Office to make a determination as to whether or not the nature of the business carried out by the pertinent consultant, contractor or temporary worker could put them in a position to potentially receive material nonpublic information or other confidential information in connection with their work for the Company; if so they must be monitored, unless otherwise determined by the Manager of the Ethics Office.

    Restrictions on the Flow of Information Within the Company (“The Securities Firewall”)

General Policy - As a diversified financial services organization, the company faces unique challenges in complying with the prohibitions on insider trading and . For example, one business unit might have material nonpublic information about an issuer, while other company units may have a desire, or even a fiduciary duty, to buy or sell that issuer’s securities or recommend such purchases or sales to clients.

In order to engage in such diversified financial services activities without violating laws or breaching our fiduciary duties, the company has established a “Securities Firewall” policy, which is applicable to all employees. “Securities Firewall” separates company units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from company units or individuals that either trade in securities, for the company’s account or for the accounts of others, or provide investment advice (Investment functions). The Securities Firewall policy also requires any employee who believes he or she may have received material nonpublic information to refrain from acting upon the information and immediately call their business unit Compliance Officer. Refer to Policy I-A-046, Securities Firewalls for additional details.

Special Caution For Employees Who Have Investment Responsibilities: Care should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to the Company’s fiduciary clients.

When You Trade in BNY Mellon Securities

General Restrictions

All employees who trade in company securities should be aware of their responsibilities to the company and should be sensitive to even the appearance of impropriety.

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General Standards of Conduct - continued

The following restrictions apply to all transactions in the company’s publicly traded securities, whether owned directly (e.g. in your name) or indirectly (see Indirect Ownership in Glossary). Additional restrictions apply to employees who are identified as having access to the company’s pre-release earnings (see page 19 – Pre-Release Earnings Group Employees for further information).

•	Short Sales - You are prohibited from engaging in short sales of company securities. .

•

Short-Term Trading - You are prohibited from purchasing and selling, or from selling and purchasing, any company securities within any 60 calendar day period. In addition to any other sanctions, you will be required to disgorge any profits on such short-term trades as calculated in accordance with procedures established by the Ethics Office.

•

Margin Transactions – You are prohibited from purchasing company securities on margin; however, you may use company securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the company.

•

Option Transactions - You are prohibited from engaging in any derivative transaction involving or having its value based upon any securities issued by the Company (or the values thereof), including buying and writing of over-the-counter and exchange-traded options.

•

Major Company Events - You are prohibited from transacting in the company’s securities if you have knowledge of major company events that have not yet publicly announced. This prohibition expires 48 hours after a public announcement is made.

•	Transactions in the Company Benefit Plans – see pages 13 and 14 – Preclearance Rules for Company Stock Associated with Retirement and Benefit Plans.

When You Trade in Non- Company Securities

General Restrictions

You must be sensitive to any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see Indirect Ownership in Glossary). You should refer to the company’s Code of Conduct for employee investment restrictions with parties that do business with the company. In addition, you are prohibited from:

•	Front Running - the purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.

•	Scalping - the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by you or the company.

•

Spread Betting - Taking bets on securities pricing to reflect market movements activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Initial Public Offerings

You are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval is only given when the allocation comes through an employee of the issuer, who has a direct family relation to the BNY Mellon employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before submitting an indication of interest to Purchase the security.

Private Placements

Acquisition – You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the Ethics Office, Compliance Officer and Operating Committee Member (representing the employee’s business or department), while ADM must receive IEC approval. An approval request must be submitted on the “Private Placement: Preliminary Questionnaire” form located on MySource or by sending an email to securitiestradingpolicyhelp@bnymellon.com.

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General Standards of Conduct - continued

Subsequent Actions – Should you participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer, for an advised account you are required to disclose your investment to your Compliance Officer. The decision to transact in such securities for an advised account will be subject to independent review.

Important information for ADM employees

•

Approval considerations - The IEC will generally not approve requests in which any managed fund or account is authorized to invest within the ADM’s fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the company or its affiliates, or their relationship to a managed fund or account and whether or not the investment opportunity being offered to the employee could be re-allocated to a client. ADMs must comply with requests for information and/or documentation necessary for the IEC to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

•

Approval to Continue to Hold Existing Investments - Within 90 days of being designated an ADM, employees holding private placement securities must request and receive written authorization from the IEC to continue to hold these securities.

9

Classification of Employees

The Policy imposes different requirements and limitations on employees based on the nature of their activities; therefore, each employee is assigned a classification. Classification assignments are the responsibility of business/functional-level compliance and business management, in consultation with the Ethics Office. Managers should inform consultants, independent contractors, and temporary employees of the provisions of the Policy and, unless otherwise determined by the Manager of the Ethics Office, require the consultant, contractor or temporary employee to contractually agree to comply with this Policy. Once a determination is made, the employee’s manager is responsible for notifying employees of their classification. Employees will be designated into one of the following classifications:

Access Decision Maker Investment Employee Insider Risk Employee Fund Service Employee Service Employee	Dreyfus/FINRA Employee Pre-Release Earning Group Fund Officer Non-Classified Employees

U.S.-based employees must maintain their brokerage accounts with an approved broker-dealer. This requirement does not apply to Non-Classified Employees.

  Access Decision Maker (ADM) and Micro-Cap Access Decision Maker (MCADM)

Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad-based index funds and traders are not typically classified as ADMs.

Micro-Cap ADMs (MCADMs) - a subset of ADMs, MCADMs make recommendations or decisions regarding the purchase or sale of securities of an issuer having a small market capitalization. The following market capitalization thresholds are used when determining if an ADM is considered a MCADM:

•	United States - market capitalization is equal to or less than $250 million.
•	Other countries the USD equivalent.

All employees are required to preclear trades in non-exempt securities.

  Investment Employee

You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, are involved in making securities recommendations to advisory clients, or have access to such recommendations before they are public.

This classification typically includes employees in the Asset Management and Wealth Management businesses, including:

•

certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a company entity regulated by certain investment company laws. Examples are:

–	in the U.S., employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Advisers Act.
–

in the U.K., employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and regulated by the Financial Services Authority.

•

any member of the company’s Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

All employees are required to preclear trades in non-exempt securities.

10

  Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to be aware of or receive, material nonpublic information concerning the company’s clients. Employees in this classification typically include, but are not limited to, Risk and Legal personnel. All members of the company’s Operating Committee, who are not otherwise classified as Investment Employees, will be classified as Insider Risk Employees. Please refer to the Company’s Securities Firewalls Policy.

All employees are required to preclear trades in non-exempt securities.

  Fund Service Employee

You are considered to be a Fund Service Employee if you are not an employee in the Asset Management or Wealth Management businesses and your normal job responsibilities involve maintaining the books and records of mutual funds and/or managed accounts.

Employees are not required to preclear trades.

  Service Employee

You are considered to be a Service Employee if, you are not an employee in the Asset Management or Wealth Management businesses, but in the normal conduct of your job responsibilities, you have access to post-trade information, including security transactions and portfolio holdings information. Employees in this classification may include, but are not limited to, Compliance, Audit, and Technology personnel.

Employees are not required to preclear trades.

  Pre-Release Earnings Group (PREG)

The Pre-Release Earnings Group consists of all members of the company’s Operating Committee and any individual determined by the company’s Corporate Finance Department to be a member of the group.

Employees must preclear BNY Mellon security trades only.

  Dreyfus/FINRA Group

Employees who are subject to regulation resulting from their registration with FINRA.

Employees are not required to preclear trades.

  Fund Officer

You are considered to be a Fund Officer if, you are not an employee in the Asset Management or Wealth management businesses, and in the normal conduct of your job responsibilities you serve as an officer of a fund, are not required to preclear your trading activity by a fund, and you do not attend board meetings.

Employees are not required to preclear trades.

  Non-Classified Employee

You are considered to be a Non-Classified Employee if you are an employee of the company or any of its direct or indirect subsidiaries and are not classified as noted above.

Employees are not subject approved broker-dealer or trade preclearance requirements.

11

General Requirements for Monitored Employees

Monitored Employees, defined as all employees, with the exception of Non-Classified Employees (see previous page), are subject to special requirements concerning where they maintain their brokerage accounts, the accounts required to be reported, the certification of accounts and holdings, and, with the exception of Dreyfus/FINRA Group, Fund Officer, Fund Service, and Service Employees, the duty to preclear non-exempt trades in the Protegent PTA (PTA) system before submitting them to a broker for execution. Below is a summary of these general requirements.

Approved Broker-Dealers

All U.S.-based Monitored Employees must maintain their brokerage accounts at specific broker-dealers that have been approved by the company. Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office. (Note: Employees living outside the U.S. are not subject to the approved broker-dealer requirement. Accordingly, they may open/hold accounts with any broker; however they must ensure that their trade confirmations/contract notes and account statements are sent to their local compliance representative).

Accounts Covered

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. While you should consult the Glossary for a complete definition of indirect ownership, in general:

•

you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if at any time you have the opportunity to share, directly or indirectly, in the profits derived from such transactions. You are urged to review the definition of indirect ownership in the Glossary carefully, as securities held in trusts, partnerships, and Investment Clubs may be covered by its definition.

Initial Holdings Report

You must file an “Initial Holdings Report” in PTA within 10 calendar days of being designated as a Monitored Employee. The report must be an accurate recording of security accounts and security holdings within the last 45 calendar days of being designated as a Monitored Person. Below is a list of required items that must be reported:

•	accounts that trade or may trade securities,*
•	securities held in the accounts reported above,*
•	securities held outside of brokerage accounts (e.g., physical securities held in a safe deposit box, etc.).*

*Please note that ADM and Investment Employees must report Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Reporting Exemptions - you are not required to report accounts, holdings, or transactions for certain security types. Security is defined as any investment that represents an ownership or debt position in an entity. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance. Below are the approved exemptions:

•	Exempt Securities as defined in the Glossary,
•	trades in a non-discretionary managed account (see Glossary),
•

stock held in a bona fide employee benefit plan of an organization not affiliated with the company on behalf of an employee of that organization, who is a member of the company employee’s immediate family. For example, if an employee’s spouse works for an organization unrelated to the company, the employee is not required to report or obtain approval for transactions that his/her spouse makes in the unrelated organization’s company stock so long as they are part of an employee benefit plan. This exemption does not apply to any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.

Update Securities Holdings

Periodically (quarterly for ADM and Investment Employees and annually for all other Monitored Employees), you are required to certify, in PTA, securities transactions, accounts, and holdings within 30 calendar days of the end of the reporting period. The information must be current within 45 calendar days of the date the certification is submitted, and must include non-exempt securities held within and outside of brokerage accounts. The report must contain the following:

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General Requirements for Monitored Employees - continued

•	current list of securities accounts,*
•	securities transactions, with the exception of transactions in exempt securities.
•	updated listing of non-exempt securities holdings, including those received via gift, corporate action, dividend reinvestment, etc.,*
•	acknowledgement of receipt of and compliance with the Policy.

* Please note that when updating securities holdings, ADM and Investment Employees must include Proprietary Funds held in brokerage accounts and those held directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Reminder when updating holdings – you are required to update in PTA your holdings for non-exempt security activity that does not require preclearance (e.g., gifts, inheritances, corporate actions, dividend reinvestments, etc). These adjustments must be reported as soon as possible, but no less than annually. Gifts and inheritances have time deadlines to report the activity.

Gifts and Inheritances - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (unless Exempt Securities under this policy) must report the activity to the company within 10 calendar days. The report must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). If you plan to purchase a security with the intention of making a gift, you must preclear the trade prior to purchase. A gift of securities must be one where the donor does not receive anything of monetary value in return.

    Account Statements and Trade Confirmations

As noted earlier, U.S.-based Monitored Employees are required to maintain their accounts with an approved broker-dealer. Any Monitored Employee who received an exception to the approved broker-dealer requirement or are in the process of moving their account(s) must instruct their non-approved broker-dealer, trust account manager, or other entity holding your securities or Proprietary Fund accounts (ADMs and Investment Employees only) to submit routine statements and trade confirmations directly to the company. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds (ADMs and Investment Employees only), traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to the company.

Additional Reminders for ADMs and Investment Employees Only:

•

Proprietary Fund Holdings – you are reminded that if the unrelated company’s retirement and benefit plan holds Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.

•

Unrelated company’s responsibility - with respect to the employer’s own securities, the unrelated company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee retirement and benefit plans.

13

Trade Preclearance Requirements

ADMs, Investment, Insider Risk Employees, and Pre-Release Earning Group members are all required to preclear trades in non-exempt securities. Note: In the case of Pre-Release Earning Group members, only BNY Mellon securities need to be precleared.

Obtain Preclearance Prior to Initiating a Transaction

Prior Preclearance Required – in order to trade in non-exempt securities, you are required to submit a preclearance request in the PTA system and receive notice that the preclearance request was approved prior to placing a security trade (ADMs and Investment Employees must also preclear Proprietary Fund trades). Unless expressly exempt (see below), all securities transactions are covered by this preclearance requirement.

Rules for Preclearance - although preclearance approval does not obligate an employee to place a trade, preclearance should not be made for transactions the employee does not intend to make. With the exception of the indirect owner of the account, you may not discuss the response to a preclearance request with anyone.

Preclearance Window (or Expiration) - for ADM and Investment Employees preclearance authorization will expire at the end of the second business day after it is received and the third business day for Insider Risk and Pre–Release Earnings Group Employees. It is important to note that PTA preclearance time stamps are in Eastern Standard Time (i.e., New York time). All remaining employees are not subject to preclearance and, therefore, do not have a preclearance window.

Example – An ADM requests and receives trade preclearance on Monday at 3PM E.S.T.; the preclearance authorization is valid until the close of business on Tuesday. An Insider Risk Employee’s window would be one day longer and therefore valid until the close of business on Wednesday.

The day authorization is granted is considered the first business day. Employees who place “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders are cautioned that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled. A new preclearance authorization may be requested; however, if the request is denied, the trade order with the broker-dealer must be canceled immediately.

Exemptions from the Requirement to Preclear - preclearance is not required for the following security transactions:

•	Exempt Securities as defined in the Glossary,
•	non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, and financial futures (excluding stock and narrow-based stock index futures),
•	those in approved non-discretionary (managed) accounts,
•

involuntary on the part of an employee (such as stock dividends or sales of fractional shares), however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared,

•	pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer,
•	sells effected pursuant to a bona fide tender offer,
•	pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds.

Preclearance Rules for Company Stock in Retirement and Benefit Plans

Company 401(k) Plan

You are not required to preclear trades for changes in your company stock holdings held within the company

401(k) Plan that result from the following:

•	Changes in your payroll deduction contribution percentage,
•	Changes in investment elections regarding the future purchase of company stock.

NOTE: During quarterly blackout periods, Pre-Release Earnings Group (PREG) employees are prohibited from making payroll deduction or investment election changes that would impact their future purchases in company stock. These changes must be made when the blackout period is not in effect.

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Trade Preclearance Requirements - continued

Reallocating Balances in Company 401(k) Plan

•

The purchase or sell of company stock resulting from a reallocation (i.e., the decision by an employee to while not subject to preclearance, is considered a purchase or sale of company stock for purposes of the short-term trading prohibition. As a result, a subsequent trade in company stock in the opposite direction of the reallocation, occurring within a 60 calendar day period would result in a short-term trading prohibition. Changes to existing investment allocations in the plan or transactions in company stock occurring outside the plan will not be compared to reallocation transactions in the plan for purposes of the 60 day trading prohibition. Profits recognized through short-term trading in company stock in the plan will not generally be required to be disgorged; however, the Legal Department will be consulted to determine the proper disposition of short-term trading prohibitions involving Operating Committee members.

NOTE: Pre-Release Earnings Group employees are prohibited from reallocating balances in their company 401(k) if the reallocating action impacts their holdings in company stock.

Rebalancing Company 401(k) Plan

•

The purchase or sell of company stock resulting from rebalancing (i.e., the automatic movement of balances to pre-established investment election allocation percentages) is not subject to preclearance and is not considered a purchase or sale of company stock for purposes of the short-term trading prohibition.

Company Employee Stock Options

You are not required to preclear the following:

•	The receipt of a stock option grant or the subsequent vesting of the grant.
•	The cashless exercise of your stock option grant; however, members of the Pre-Release Earnings Group are prohibited from exercising options during the blackout period.

Company Restricted Stock/Units

You are not required to preclear the following:

•	The receipt of an award of company restricted stock/units.
•	The subsequent vesting of the company stock/unit award; however you are required to report these shares upon vesting in the PTA system and preclear subsequent sells.
•	The sale (through company-approved procedures) of a portion of the company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding.

Company Employee Stock Purchase Plan (ESPP)

You must preclear the following:

•

The sale of stock from the ESPP Plan. Please note the sale of stock from the plan will be compared to transactions in company securities outside of the ESPP plan to ensure compliance with the short-term (60 day) trading prohibition.

•

The sale of stock withdrawn previously from the ESPP Plan. Like stock sold directly from the plan, sales will be compared to transactions in company securities outside of the ESPP plan to ensure compliance with the short-term (60 day) trading prohibition. – See Page 6

You are not required to preclear your enrollment in the plans, changes in your contribution to the plan, or shares acquired through the reinvestment of dividends.

NOTE: During quarterly blackout periods, Pre-Release Earnings Group (PREG) employees are prohibited from enrolling in or making payroll deduction changes in the plan. These changes must be made when the blackout period is not in effect.

15

Additional Rules for ADM and Investment Employees

Profit Disgorgement on Short-Term Trading

Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Sixty day transactions in securities that are exempt from preclearance and trades of Proprietary Funds held within the BMY Mellon 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

Standards for Preclearance of De Minimis Transactions (applicable for firms or businesses that administer compliance for ADM or Investment Employees)

ADM and Investment Employees will generally not be given clearance to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the ADM/Investment Employee has access to information about pending transactions. In certain circumstances, the Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities.

NOTE: Some ADMs, who are also Portfolio Managers, may not be eligible for this de minimis exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

Restrictions and Conditions - the following restrictions or conditions are imposed upon these standards:

•	employee preclearance is required prior to executing the transaction.
•	if the transaction is a 60 day trade, recognized profit disgorgement will be applicable.
•	Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.
•	employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.

Transaction Limits - the following transaction limits are available for this exception:

ADM Employees

•	in the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.
•	All other countries use the local currency’s USD equivalent or U.S. share amount (whichever is greater).

Investment Employees

In the U.S:

•	transactions up to $50,000 for companies having a market capitalization of $20 billion or more.
•	the dollar value from transacting in 250 shares or $25,000 (whichever value is greater) for companies having a market capitalization between $5 billion and $20 billion.
•	the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies having a market capitalization between $250 million and $5 billion.

All other countries use the local currency’s USD equivalent and/or U.S. share amount.

Proprietary Fund Transactions in the Company’s 401(k) plan

As noted in the Trade Preclearance Requirements, ADM and Investment employees, unlike other Monitored Employees, are required in most situations to preclear Proprietary Fund trades. However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.

Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)

The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement, but are exempt from the general preclearance requirement. Accordingly, you do not need to preclear these movements, but must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund.

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Additional Rules for ADM and Investment Employees - continued

In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.

Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and Exchange Traded Funds)

Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

Restrictions for ADMs who are Portfolio Managers

(“7 Day Blackout Period”)

Prohibition - it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager’s investment company or managed account has effected a transaction in that security (the “7 Day Blackout Period”).

Disgorgement Required - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits recognized from the transaction must be disgorged in accordance with guidance provided by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

•	in the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.
•	in all other countries, the greater of the USD equivalent or 100 shares for companies with a USD equivalent market capitalization.

Exemption - Portfolio Managers who manage broad-based index funds which replicate exactly, a clone or model are exempt from the 7 Day Blackout Period.

Requirements for Micro-Cap (MCADMs)

Transactions and Holdings in Micro-Cap Securities

In recognition of the potential for price volatility in micro-cap securities, the company requires that approvals be obtained prior to a MCADM placing a trade in their direct and indirectly owned accounts. The market capitalization thresholds and required approvals are listed below.

Approvals:

Threshold 1 - without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:

•	in the U.S., $100 million or less.
•	in all other countries use the USD equivalent.

Threshold 2 - without the prior written approval of the immediate supervisor and the Chief Investment Officer CIO,MCADMs may not trade the securities of companies with the following market capitalization ranges:

•	in the U.S., more than $100 million but less than or equal to $250 million.
•	in all other countries use the USD equivalent.

Exemption – micro-cap securities acquired involuntarily (e.g., inheritance, gift, spin-off etc.) are exempt from these restrictions; however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

Requirement for newly designated MCADMs

Newly designated MCADMs must obtain the approval of the CIO or Chief Executive Officer and provide a copy of the approval to the Preclearance Compliance Officer to continue holding micro-cap securities. The thresholds for the market capitalization in various jurisdictions are:

•	in the U.S., equal to or less than $250 million, in all other countries the USD equivalent.

17

Additional Rules for ADM and Investment Employees - continued

Additional Reporting Requirements for ADM Employees

Special Purpose ADM Quarterly Securities Report

ADMs are required to submit quarterly to their Compliance Officer the “Special Purpose ADM Quarterly Securities Report”. This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly. The report must contain information on:

•	securities owned at any time during the quarter, which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter.
•	holdings or transactions in private placements.
•	holdings in securities with a market capitalization that was equal to or less than:
–	in the U.S., $250 million, in all other countries use the USD equivalent

Exemption - ADMs do not need to report any security that is defined as an Exempt Security or is otherwise expressly exempt from preclearance.

A form for completing this report can be obtained from the Preclearance Compliance Officer, MySource or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Contemporaneous Disclosures

Prior to an ADM making or acting upon a portfolio recommendation (e.g., buy, hold, or sell) in a security directly or indirectly owned, written authorization must be obtained. The reason for disclosure is to ensure that management can consider whether the portfolio recommendation or transaction is for the purpose of affecting the value of a personal securities holding. Contemporaneous Disclosure forms can be obtained from the Preclearance Compliance Officer, MySource, or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Under no circumstances can a ADM provide portfolio recommendations or place trades based on their potential impact on his/her personal securities holdings, nor can she/he refuse to take such action to avoid submitting a Contemporaneous Disclosure. The ADM’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

Approval - approval must be obtained from the ADM’s (CIO) or (CEO) or their designee, prior to the first such portfolio recommendation or transaction in a particular security in a calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases/sells in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite of the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Exemption to the Contemporaneous Disclosure Requirement - ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with this disclosure requirement. This exemption does not apply in the following circumstances:

•	if the ADM recommends a security, that is not in the clone or model portfolio, or recommends a model or clone security in a different percentage than the model or clone amounts.
•	if the ADM recommends individual securities to clients, even if the company shares control of the investment process with other parties.

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Additional Rules for ADM and Investment Employees - continued

Securities Exempt from Reporting - certain securities are exempt from the requirement to submit a Contemporaneous Disclosure. They are:

•	Exempt Securities as defined in the Glossary
•	Securities held in approved non-discretionary (managed) accounts.
•

holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality

•	holdings of equity securities of the following:
–	in the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher
–	in the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of the £ USD equivalent.
–	in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of the ¥ USD equivalent.
–	in Brazil, companies on the IBr-X and other companies with a market capitalization of the R USD equivalent

Your Responsibility - it is an ADMs responsibility to confirm with their Preclearance Compliance Officer whether she/he is required to comply with the above reporting requirements.

Compliance Monitoring - The IEC will monitor the ADMs’ compliance with all provisions of this Policy.

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Additional Rules for Insider Risk, Fund Officer, Fund Service, Service, and Pre-Release Earnings Group Employees

Insider Risk Employees

Trade Preclearance Exemptions

In addition to the exemptions provided on Page 13, Insider Risk Employees are not required to preclear Proprietary Funds, Exchange Traded Funds, and municipal bonds. Please note that they are required to preclear Exchange Traded Notes (ETNs).

Fund Officer, Fund Service, and Service Employees

Company Oversight

While employees in these classifications are subject to the General Standards of Conduct and the approved broker-dealer requirement (U.S. employees only) contained in the Policy, they are not required to preclear trades, and therefore, are not subject to pre-trade denials of those trades. However, employees in these classifications are subject to a post-trade backtesting analysis that is designed to accumulate and assess employee trading activity that mirrors company or client trades. This may result in a change to the employee’s classification that will require future preclearance approval.

Pre-Release Earnings Group (PREG) Employees

General Restrictions

Every quarter, the company imposes a restriction on PREG employees. These employees are deemed to have access to inside information with respect to the company’s financial results and are prohibited from trading in the company’s securities from 12:01AM, Eastern Time, on the 15th day of the month preceding the end of each calendar quarter through the 2nd trading day after the public announcement of the company’s earnings for that quarter (Blackout Period). For example, if earnings are released on a Wednesday, the Pre-Release Earnings Group cannot trade the company’s securities until Friday. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. Occasionally, the company may extend the restricted period for some or all members of the group.

Blackout Period Trading Implications - Profit Disgorgement/Loss Recognition

Any trade in BNY Mellon securities made during the blackout period must be reversed with any corresponding profit recognized from the reversal subject to profit disgorgement. The employee will incur any loss resulting from the reversal of a blackout period trade. Profit disgorgement will be in accordance with procedures established by senior management. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transaction(s). Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes and the employee will be responsible for any tax costs associated with the transaction(s).

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Additional Rules for Dreyfus/FINRA Employees

In addition to the General Standards of Conduct, Dreyfus/FINRA Employees are required to follow the procedures described below.

Reporting Securities Holdings and Transactions

Reporting Holdings and Transactions - you must report your securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and transactions in securities.

To determine whether or not these reporting requirements apply to you, contact the Ethics Office or your Compliance Officer.

How to Report - instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they directly or indirectly own to the company. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the company’s request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

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General Personal Securities Trading Chart
Selected Policy Provisions	ADM	Investment	Insider	Fund Service, Service, Fund Officer, and Dreyfus/FINRA Employees	PREG	Non- Classified Employees
U.S.-based employees – required to use approved broker-dealer	x	x	x	x	x
Initial Accounts and Holdings Reports (filed within 10 days of being classified)	x	x	x	x	x
Annual Certification (filed within 30 days of year-end)	x	x	x	x	x
Quarterly Certification (filed within 30 days of Quarter-end)	x	x		Only applies to Fund Officers and non-U.S. based Fund Service Employees
Preclear trades	x	x	x		x (BNYM Stock Only)
Preclearance window (in business days, includes day approval granted)	2 days	2 days	3 days		3 days
Preclear proprietary funds, Exchange Traded funds (ETFs), municipal bonds, and all other non-exempt securities	x	x
Preclear Exchange Traded Notes (ETNs)	x	x	x
Subject to 7+ - day blackout period	x (PMs only)
Additional approvals required for personal trades in micro-cap securities	x (Micro-Cap ADMs only)
Short-term trading (60 days) profit disgorgement on all trades	x	x
Short-term trading (60 days) profit disgorgement on BNYM stock	x	x	x	x	x	x
Prohibited from buying BNYM stock on margin, short selling BNYM, and trading in BNYM, and trading in BNYM derivatives (options)	x	x	x	x	x	x
Initial Public Offerings are prohibited (refer to Policy waiver requirements)	x	x	x	x	x	x
Private Placements require Ethics Office pre-approval	x	x	x	x	x	x

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Getting Help and Reporting Violations

Getting Help

If you have a question about the Policy please contact the: Securities Trading Policy Help Line

•	North America 1-800-963-5191
•	Outside of North America, dial your international access code, then 1-800-963-51912

Email: securitiestradingpolicyhelp@bnymellon.com

Reporting Violations

To report a concern regarding ethical business conduct, a violation of this Policy, the Company’s Code of Conduct , related company policies, please contact the Ethics Office or your Compliance Officer. Known or suspected violations of the Policy must be promptly reported and either the Ethics Help Line or the Ethics Hot Line (Ethics Point) may be used for this purpose.

Ethics Help Line - This line is answered by Ethics Office staff during regular Eastern Standard Time business hours and contacts may be anonymous. You can reach the Ethics Help Line by:

Telephone:

Asia (except Japan): 001-800-710-63562

Australia: 0011-800-710-63562

Brazil: 0800-891-3813

Europe: 00-800-710-63562

Japan: international access code + 800-710-6356

United States and Canada: 1-888-635-5662

All other locations: call collect to 412-236-7519

Email: ethics@bnymellon.com

Mail: The Bank of New York Mellon Corporation’s Ethics Office P.O. Box 535026 Pittsburgh, PA 15253-5026 – USA

Ethics Hot Line (EthicsPoint) - If you are uncomfortable contacting the Company directly, you can contact EthicsPoint, an independent hotline administrator, as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the Ethics Hot Line (Ethics Point) by:

Telephone:

United States or Canada 1-866-294-4696

Outside the United States, your country’s access code + 866-294-4696

Web:

•	File a Report online using the Ethics Hot Line (Ethics Point) (this web page is hosted on EthicsPoint’s secure servers and is not part of the Company’s web site or intranet).
•	Visit EthicsPoint at http://www.ethicspoint.com

Mail:             EthicsPoint, Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

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Glossary Definitions

•

Access Decision Maker - A person designated as such by the Investment Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of securities for investment companies and other managed accounts.

•

Automatic Investment Plan - a program in which regular periodic purchases (or withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), asset allocation accounts.

•

Cashless Exercise - as part of the company’s employee stock option program, employees can choose to exercise the option and receive the difference between the strike and exercise price, less withholding taxes.

•

Compliance Officer - any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct are followed. For purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably.

•	Direct Family Relationship - for purposes of this Policy, an employee’s immediate family as defined by “indirect ownership, family members” in this Glossary.

•

Employee - an individual employed by BNY Mellon or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations.

•	Exempt Securities - defined as:
–	cash and cash-like securities (e.g., bankers acceptances, bank CDs and time deposits, money market funds, commercial paper, repurchase agreements).
–

direct obligations of the sovereign governments of the United States (U.S. employees only), United Kingdom (U.K. employees only) and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., U.K., and Japanese governments or quasi-government agencies are not exempt.

–

high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality.

–	securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or Exchange Traded Funds).
–	non-company 401(k) plans (e.g., spouse’s plan, previous employer’s plan, etc.).
–	529 plans, provided they are not invested in Proprietary Funds.
–	fixed annuities.
–	variable annuities that are not invested in Proprietary Fund sub-accounts.
▪	variable annuities that are invested in Proprietary Fund sub-accounts are considered non-exempt securities for ADM and Investment Employees only

•	General Counsel - General Counsel of the company or any person to whom relevant authority is delegated by the General Counsel.

•

Index Fund - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained, broad-based index or that are based not on investment decision, but on computer models using prescribed objective criteria to replicate such an independently maintained index.

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Glossary Definitions – Continued

•

Indirect Ownership - generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). Common indirect ownership situations include, but are not limited to:

•	securities held by members of your immediate family by blood, marriage, adoption, or otherwise, who share the same household with you.
¡

“Immediate family” includes your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including stepparents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters).

•

partnership interests in a general partnership or a general partner in a limited partnership. Passive limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

•	corporate shareholders who have or share investment control over a corporation’s investment portfolio.
•	trusts in which the parties to the trust have both a pecuniary interest and investment control.
•

derivative securities - you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•	Initial Public Offering (IPO) - the first offering of a company’s securities to the public.

•

Investment Clubs - organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club. Prior to participating in an Investment Club, monitored employees are required to obtain written permission from their Preclearance Compliance Officer

•	Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions).

•

Investment Company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

•

Investment Ethics Council - Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The members are determined by the Chief Compliance & Ethics Officer.

•	Manager of the Ethics Office - individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

•

Micro-Cap ADMs - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a small market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under “Classification of Employees” in this Policy.

•

Monitored Employee - all classified employees, with the exception of “Non-Classified Employees” (i.e., ADM, Investment, Insider Risk, Fund Accounting, Service, Pre-Release Earnings Group and Dreyfus/FINRA Group Employees.

•

Money Market Fund - a mutual fund that invests in short-term debt instruments, where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically $1 per share).

•

Non-Discretionary (Managed) Account - an account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. It may be exempted from preclearance and reporting procedures only if the Ethics Office, is satisfied that the account is truly non-discretionary (i.e., the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades).

•

Non-Self-Directed Accounts - the portion of the Company 401(k) balance invested in Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, Tier 3 - Actively Managed Funds, and/or BNY Mellon stock.

•	Operating Committee - the Operating Committee of BNY Mellon.

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Glossary Definitions – Continued

•

Option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, an employee who buys/sells an option is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

Call Options

–	If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.
–

If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold (for covered call writing, the sale of an out of the money option is not considered for purposes of the 60 day trading prohibition). Please note that this would not apply to covered calls on BNY Mellon stock as option trades are prohibited (see page 7).

Put Options

–	If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
–	If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

•

Preclearance Compliance Officer - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business unit (for purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably).

•

Private Placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately-held and family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

•

Proprietary Fund - An investment company or collective fund for which a company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. The Proprietary Funds listing can be found in MySource on the Compliance and Ethics homepage.

•

Security - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit. It also includes security-based swaps and many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).

•

Securities Firewall - procedures designed to restrict the flow of information within the company from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

•

Self-Directed Accounts - an account established as part of the company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of Exchange Traded and Proprietary, and non-Proprietary Funds.

•	Short Sale - the sale of a security that is not owned by the seller at the time of the trade.

•	Tender Offer - an offer to purchase some or all shareholders’ shares in a corporation. The price offered is usually at a premium to the market price.

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